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                                                                    EXHIBIT 10.6


               THIS APPOINTMENT OF MARKETING REPRESENTATIVE (THE
                  "APPOINTMENT") IS ENTERED INTO BY AND AMONG:


                     INTERTAINET OVERSEAS LICENSING LIMITED
                                a Cyprus company

                                                                         ("IOL")
                                      AND


                             CYBERLUCK CURACAO N.V.
                         a Netherlands Antilles company

                                                                   ("Cyberluck")
                                      AND


                             BARDENAC HOLDING N.V.
                         a Netherlands Antilles company

                                                                    ("Bardenac")
                                      AND


                          WORLDWIDE MEDIA HOLDINGS N.V.
                         a Netherlands Antilles company

                                                    ("Marketing Representative")


WHEREAS, Cyberluck holds a license from the government of the Netherland Antilles (the "Government") being license 1668/JAZ (the "License") entitling it to exploit gaming and wagering services on the international market by way of service lines;

AND WHEREAS, Bardenac is the Information Provider of Cyberluck pursuant to an agreement between them and IOL, their provider of software supply and support:

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AND WHEREAS, as contemplated by the Agreement Appointing Information Provider,
Bardenac now wishes to appoint a Marketing Representative;

NOW THEREFORE, in consideration of the mutual covenants and the payment of the sum of ten ($10) dollars paid by each party to the others, the receipt and sufficiency of which is acknowledged, parties mutually covenant and agree as follows;

1. Appointment of Marketing Representative -- Bardenac hereby appoints Marketing Representative to operate a casino marketing its Internet gaming products using software supplied by IOL on a server located in the insular territory of Curacao (the "Casino").

2. Appointment Conditional -- this Appointment is conditional on Marketing Representative entering into a Marketing Representative Software Supply and Support Agreement with IOL within ten (10) days of the date hereof failing which this Appointment shall be at an end.

3. Consent of Cyberluck and IOL -- subject to the satisfaction of the condition in paragraph 2 above and to the obtaining of any requisite Government approval of this appointment, Cyberluck and IOL consent to the appointment of Marketing Representative.

4. Term -- The term of the Appointment shall be for one (1) year and may be renewed for further consecutive one year terms at the option of IOL or Bardenac on thirty (30) days written notice given before expiration of this Appointment. If the Software Supply and Support Agreement between IOL and Cyberluck or the Agreement Appointing Information Provide between IOL, Cyberluck and Bardenac, shall be terminated, whether within the first year of the Appointment or at any time thereafter, the Appointment shall also terminate. Bardenac and Cyberluck shall forthwith notify Marketing Representative (with a copy to IOL) upon receipt of any notification by


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     any party, supplier, governmental authority or subcontractor of any matter which may have the effect of terminating its license, its corporate existence or its ability to continue the efficacy of this Appointment.

5. GAMING LICENSE - Cyberluck represents and warrants that it is the holder of a good and valid License granted by the Government, that the License permits it to operate a virtual casino and to appoint Bardenac to operate the Casino and to appoint the Marketing Representative as contemplated by the Agreement Appointing Information Provider and that the License is in good standing and full force and effect.

6. OBLIGATION TO REMIT AND REPORT TO THE GOVERNMENT - IOL shall supervise the performance of Marketing Representative and shall remit, as and when required, from the monies otherwise payable to Marketing Representative and on Marketing Representative's account, those monies required to be paid to the Government on account of its operation of a Casino pursuant to the provisions of this Appointment.

7. COMPLIANCE WITH LEGISLATION - The parties shall be obligated at all times to comply with the rules of the License and as promulgated under the Offshore Games of Chance Act and Article 1 of the Telecommunication Facilities Act of the Government.

8. CAPITALIZED TERMS - All capitalized terms shall have the meaning ascribed thereto by the Marketing Representative Software Supply and Support Agreement or as specifically defined herein.

9. ENTIRE AGREEMENT - This Appointment is subject to the terms and provisions of the Marketing Representative Software Supply and Support Agreement and, together with the Marketing Representative Software Supply and Support Agreement constitutes the entire agreement regarding the appointment of Marketing Representative. It supersedes all previous communications and negotiations, whether written or oral. The terms and conditions of the Marketing Representative Software


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     Supply and Support Agreement and this Appointment shall prevail over any additional or conflicting terms of any letter or memorandum. In the event of a conflict between this Appointment and the Marketing Representative Software Supply and Support Agreement, the Marketing Representative Software Supply and Support Agreement shall govern. No modification of this Appointment shall be binding unless it is in writing and signed by the parties hereto.

10. NO PARTNERSHIP -- Nothing contained in this Appointment shall constitute or be construed to create a partnership, joint venture or agency relationship between IOL, Cyberluck, Bardenac and Marketing Representative or any two of them. As a result, except as specifically provided in the Marketing Representative Software Supply and Support Agreement or this Appointment, no party shall have the right or authority to incur expenses or enter into any agreement in the name of either of the other parties.

11. FURTHER DOCUMENTS -- Each party agrees to (i) perform any further acts and execute and deliver any further documents which may be reasonably necessary to carry out the provisions of this Appointment and (ii) at all times act in good faith so as to preserve for the other parties the benefits intended under this Appointment.

12. REPRESENTATIONS AND WARRANTIES TO SURVIVE -- Any representations and warranties in this Appointment shall survive the signing of this Appointment. Each of the agreements, rights, duties and obligations of the parties contained in this Appointment shall survive the termination of this Appointment to the extent necessary to fulfill its purpose, including to permit end-users of the Casino to withdraw their funds from the IOL System.

13. NOTICE -- Any notice that a party to this Appointment is required or may desire to deliver to any other party, shall be delivered by facsimile to the facsimile number set out below with a confirming copy sent by mail, certified or registered, return receipt requested, proper postage prepaid to the other party with a copy sent in the same manner to the third party. Such notice shall be deemed delivered on the first (1st)


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     business day following the facsimile transmission, provided that the sender can reasonably demonstrate its receipt. A copy of any notice to IOL shall also be sent to CryptoLogic Inc. at the following facsimile number and address:

                                CryptoLogic Inc.
                               1867 Yonge Street
                                Toronto, Ontario
                                    M4S 1Y5
                            Telephone: 416 545-1455
                            Facsimile: 416 545-1454


13. TIME LIMITATION -- No action, regardless of form, arising out of this Appointment, may be brought by either party more than two (2) years after such cause of action has accrued.

14. FORCE MAJEURE -- The parties shall not be liable for any failure to perform its obligations under this Appointment because of acts of God, nature, or a federal, state or local government agency, war, civil disturbance, labor disputes, the inability or refusal of a common carrier to provide communications capabilities, or of an arm's length third party provider to continue to provide service or any other cause beyond the parties' control.

15. GOVERNING LAW/VENUE -- All issues regarding the subject matter of this Appointment shall be construed and enforced in accordance with the laws of Netherland Antilles. Each party hereto expressly designates its respective signatory of this Appointment as an authorized agent on which any and all legal process may be served in any action, suit or proceeding brought pursuant to this Appointment.

16. SUCCESSORS AND ASSIGNS -- No interest or right of Marketing Representative under this Appointment shall be assigned or transferred in any manner by and Marketing



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     Representative to any person or entity without the express written consent of IOL Cyberluck and Bardenac, who may arbitrarily withhold their consent, and any such attempted assignment or transfer without their express written consent shall be null and void. IOL may assign this Appointment at any time without prior written notice to the parties, however IOL will use best efforts to provide written notice of such an assignment. Subject to the foregoing, this Appointment shall be binding upon and inure to the benefit of the parties and their successors and assigns.

17. WAIVER - No waiver of any term, covenant, condition or obligation of this Appointment or any breach thereof shall be effective unless granted in writing. The waiver by any of the parties of any term, covenant, condition or obligation contained in this Appointment or any breach thereof, shall not be deemed to be a waiver of any other term, covenant, condition or obligation contained in this Appointment.

18. INVALIDITY - Should any portion of this Appointment be held to be invalid, unenforceable or void, such holding shall not have the effect of invalidating or voiding the remainder of this Appointment and the parties hereby agree that the portion held invalid, unenforceable or void, shall, if possible, be deemed amended or reduced in scope, or otherwise be stricken from the Appointment, to the extent required for the purposes of the validity and enforcement hereof.

19. DELAY NOT A WAIVER - Any delay, waiver or omission by either party to exercise any right or power arising from any branch or default of the other party of any of the terms, provisions or covenants of this Appointment shall not be construed to be a waiver of any subsequent breach or default of the some or other term, provisions or covenants of this Appointment.

20. CONSTRUCTION - The captions contained in this Appointment are for the convenience of the parties and shall not be construed to limit or otherwise define


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     the scope of this Appointment. This Appointment shall not be deemed to have originated with any party. Words used herein in the singular, where the context so permits, shall be deemed to include the plural and vice versa. The words "and" and "or" have both conjunctive and disjunctive meanings, and "each", "any" and "all" mean "each and every".

21. COUNTERPARTS -- This Appointment may be executed in one or more counterparts, by facsimile, each of which shall be deemed an original and all of which, taken together, shall constitute a single agreement. All signatories agree to execute a conformed copy of this Appointment within thirty (30) days of the execution of counterparts thereto; provided however that the parties' failure to do so shall have no effect upon the validity of this Appointment.

IN WITNESS WHEREOF, each of the parties hereto has caused this Appointment to be executed on its behalf by a duly authorized officer as of the 13th day of March, 1998.

                                   INTERTAINET OVERSEAS LICENSING LIMITED



                                   per:
                                       ----------------------------------
                                       authorized signing officer

                                       address and facsimile number for notice:

                                       Intertainet Overseas Licensing Limited
                                       51 Prodramos Street
                                       Office 101
                                       Strovolos
                                       Nicosia, Cyprus

                                       Fax: 011-357-2-313 916



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                                    CYBERLUCK CURACAO N.V.



                                    per: /s/ STEVE BOOM
                                        ------------------------------------


                                    address and facsimile number for notice:



                                    ----------------------------------------

                                    ----------------------------------------

                                    ----------------------------------------

                                    ----------------------------------------

                                    Facsimile:
                                              ------------------------------




                                    BARDENAC HOLDING N.V.




                                    By: /s/ Equity Trust (Curacao)nv
                                       -------------------------------------


                                    Name: Evert Rakers

                                    Title: Managing Director


                                    WORLDWIDE MEDIA HOLDINGS N.V.


                                    By: /s/ Equity Trust (Curacao)nv

                                    Name: Evert Rakers

                                    Title: Managing Director


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